                                                            EXHIBIT NO. 99.9(e)



                         THIRD AMENDMENT TO LOAN AGREEMENT



         This Third Amendment to the Loan Agreement, dated as of February 21, 1995, as heretofore amended (as so amended, the "Loan Agreement"), by and among the Persons listed on Exhibit A to the Loan Agreement (collectively, the "Borrowers", and each individually a "Borrower"), the Banks listed on Exhibit F to the Loan Agreement (collectively, the "Banks", and each individually a "Bank"), and The First National Bank of Boston, as agent (the "Agent"), is made as of February 14, 1997. Unless otherwise indicated or unless the context otherwise requires, capitalized terms used herein without definition which are defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement.

                                                     Recitals


         WHEREAS, the Borrowers desire to amend the Loan Agreement to increase the Maximum Commitment Amount by Fifty Million Dollars ($50,000,000) to Four Hundred Million Dollars ($400,000,000), and to add Citibank N.A. as a party to the Loan Agreement; and

         WHEREAS, the Banks and the Agent are willing to amend the Loan Agreement to increase the Maximum Commitment Amount and to add Citibank N.A. as a party thereto; and

         WHEREAS, the Banks, the Borrowers and the Agent desire to make certain other changes to the Loan Agreement;

         NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration each to the other given, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Amendments to Loan Agreement

         (a) Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of "Exempted Borrower" in its entirety.

         (b) Section 1.01 of the Loan Agreement is hereby further amended by deleting the third line of the definition of "Maximum Commitment Amount", and substituting in lieu thereof the following:

              "...hereunder, which in the first instance shall be $400,000,000,
               as..."

         (c) Section 2.13 of the Loan Agreement is hereby amended by deleting the fifth and sixth lines of said Section 2.13; and substituting in lieu thereof the following:

              "...in the  aggregate  for all of the  Borrowers  to seven (7)
               basis points (7/100 of 1%) per annum of the average daily unused..."

         (d) Section 2.14 of the Loan Agreement is hereby amended by deleting said Section 2.14 in its entirety, and substituting in lieu thereof the following:

             "Section  2.14.  Use of  Proceeds.  Each  Borrower  will  use the proceeds of the Loans solely for temporary or emergency purposes, including, without limitation, the temporary financing of repurchases or redemptions of Shares of such Borrower, provided that such use of proceeds shall either (i) constitute an "Exempted Transaction" as described in section 221.6(f) of Regulation U(12 CFR Part 221) of the Board or shall otherwise constitute an "Exempted Transaction" under, or shall not constitute a "purpose credit" for purposes of, Regulation U, or
              (ii) such use of proceeds shall not otherwise cause such Loans to violate the provisions of Regulation U. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of any applicable statute, regulation, order or restriction. In the event that the proposed use of proceeds of any Loan to a Borrower shall not constitute an "Exempted Transaction" under Regulation U, but shall nonetheless constitute a "purpose credit" for purposes thereof, the Borrower, at the time the Borrowing Request is made, shall furnish each Bank with a statement in conformity with the requirements of Federal Reserve Form F.R. U-1 referred to in said Regulation U."

         (e) Section 7.01 of the Loan Agreement is hereby amended by deleting the first twelve lines of text following paragraph (i) thereof, and substituting in lieu thereof the following:

              "then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing with respect to such Borrower, (i) in the case of any Event of Default specified in paragraph (g) above, the Commitments shall thereupon automatically be terminated and the principal of and accrued interest on the Loans shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived, and (ii) in the case of any other Event of Default specified above, either or both of the following actions may be taken: the Agent may, and upon the written or telephonic (confirmed in writing) request of the Majority Banks shall, by written notice to such Borrower (A) declare the principal of and accrued interest in respect of such Borrower's Loans to be forthwith due and payable, whereupon the principal of and accrued interest in respect of such Loans shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by such Borrower, and/or (B) terminate the Commitments as to such Borrower, whereupon the ..."

         (f) Section 11.01 of the Loan Agreement is hereby amended by deleting said Section 11.01 in its entirety; and substituting in lieu thereof the following:

               "Section 11.01. Term and Termination of Agreement. This Agreement and the Commitments shall continue for a term of 364 days beginning February 14, 1997, unless earlier terminated in accordance with Sections 2.02, 7.01 or 11.03 hereof, and may, at the discretion of the Banks, be renewed for successive terms of 364 days as hereinafter provided. The Agent, on behalf of the Banks, shall notify the Borrower Agents in writing not less than thirty (30) days prior to the expiration of any such term (an "Expiration Date") if the Banks are willing to renew the Commitments hereunder (a "Renewal Notice"), in which event this Agreement and the Commitments shall continue for an additional term of 364 days, unless terminated earlier in accordance herewith. If the Agent does not furnish a Renewal Notice to the Borrower Agents at least 30 days prior to any Expiration Date as aforesaid, the Commitments and the Banks' obligations to make Loans hereunder shall terminate on such Expiration Date and this Agreement shall terminate and be of no further force and effect except for (i) the obligations of the Borrowers to pay any and all of their obligations incurred hereunder or in respect hereof (including the payment of the entire unpaid principal of and accrued interest on the Loans and the payment in full of all fees and expenses provided for herein), and (ii) the rights of the Borrowers pursuant to section 2.13 hereof to be reimbursed costs, if any, recovered by the Banks."

         (g) Section 12.04(c) of the Loan Agreement is hereby amended by deleting said Section 12.04(c) in its entirety, and substituting in lieu thereof the following:

               "(c) if to the Agent:

               The First National Bank of Boston
               Financial Institutions Division
               100 Federal Street, 01-10-07
               Boston, MA 02110
               Attention: Carol A. Clark, Director

               with copies to:

               Joel H. Peterson, Esquire
               Erickson,  Schaffer & Peterson, P.C.
               20 William Street, Suite 150
               Wellesley, MA 02181"

         (h) Exhibit F to the Loan Agreement is hereby amended by deleting said Exhibit F in its entirety, and substituting in lieu thereof Exhibit F appended hereto.

SECTION 2. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Third Amendment, each Borrower, severally and not jointly, makes the following representations and warranties, all of which shall survive the execution and delivery of this Third Amendment:

         (a) The Borrower has adequate power and authority to execute and deliver this Third Amendment and to perform its obligations hereunder and under the Loan Agreement as amended hereby.

         (b) The execution, delivery and performance of this Third Amendment has been duly authorized by all necessary action on the part of the Borrower, will not result in a violation of or be in conflict with or constitute a default under any term of the Prospectus or Registration Statement, as applicable, of the Borrower, or of its charter, declaration of trust or by-laws, or of any investment, borrowing or other similar type of policy or restriction to which the Borrower is subject or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrower, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrower pursuant to any such term.

         (c) This Third Amendment effectively amends the Loan Agreement in accordance with the terms hereof. The obligations of the Borrower hereunder and under the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         (d) All of the representations and warranties made by the Borrower in the Loan Agreement, including those in Article III thereof, are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein, except that representations and warranties of financial statements or conditions as of an earlier date relate solely to such earlier date.

         (e) Upon the execution and delivery of this Third Amendment, no Event of Default, nor any event which with the giving of notice or the passage of time or both would constitute an Event of Default, shall exist and be continuing.

SECTION 3. Conditions Precedent. The agreements contained herein and the amendments contemplated hereby shall become effective on the date when all of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Banks and the Agent and when each of the following conditions shall have been fulfilled:

         (a) The Agent shall have received from each Borrower, with sufficient copies for each Bank, copies of all resolutions of its Board of Trustees authorizing (i) its execution and delivery of this Third Amendment, and (ii) its performance of all of its agreements and obligations hereunder and under the Loan Agreement as amended hereby, certified by the Secretary or Assistant Secretary of the Borrower;

         (b) Each Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it on or prior to the date hereof, and the consummation of the transactions on the date hereof shall not result in an Event of Default or in any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

         (c) The Agent shall have received from each Borrower, with sufficient copies for each Bank, a certificate dated as of the date of this Third Amendment, in form and substance satisfactory to the Banks and the Agent, in which such Borrower shall represent and warrant to the Banks and the Agent all matters set forth in Section 2 hereof and shall represent and warrant to the Banks and the Agent the conditions precedent set forth in paragraph (b) of this
Section 3 are satisfied at and as of the Date of this Third Amendment;

         (d) The Agent and the Banks shall have received all other information and documents which the Agent or any Bank may reasonably have requested in connection with the transactions contemplated hereunder and under the Loan Agreement as amended hereby, such information and documents, where appropriate, to be certified by the proper officers of each Borrower or by governmental authorities.

SECTION 4. Ratification of Existing Agreements, Etc. All of the Borrowers' obligations to the Banks and the Agent under or in respect of the Loan Agreement, except as otherwise expressly modified or contemplated to be modified in this Third Amendment, are hereby ratified and confirmed in all respects, and as so ratified and confirmed constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

SECTION 5.          Miscellaneous.

         (a) This Third Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

         (b) This Third Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws principles thereof).

         (c) The headings of the several sections of this Third Amendment are inserted for convenience only and shall not in any way effect the meaning or construction of any provision of this Third Amendment.

         (d) Each officer executing this Third Amendment on behalf of each Borrower, which is a trust or a Massachusetts business trust, is signing this Third Amendment not individually, but in his capacity as an officer of such Borrower, and the obligations of such Borrower under this Third Amendment and under the Loan Agreement, as amended hereby, are not binding upon any of the Trustees, officers, employees, agents or Shareholders of such Borrower individually, but bind only the trust estate of such Borrower.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed by its duly authorized officer as an instrument under seal in The Commonwealth of Massachusetts as of the day and year first above written.

                                   MASSACHUSETTS INVESTORS TRUST

                                   MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                                   MFS GROWTH OPPORTUNITIES FUND

                                   MFS GOVERNMENT SECURITIES FUND

                                   MFS GOVERNMENT LIMITED MATURITY FUND

                                   MFS SERIES TRUST I, on behalf of MFS Managed
                                   Sectors  Fund, MFS Cash  Reserve  Fund,  MFS
                                   World Asset  Allocation  Fund,  MFS
                                   Special Opportunities Fund, MFS Aggressive Growth Fund, MFS Research Growth and Income Fund, MFS Equity Income Fund and MFS Core Growth Fund

                                   MFS SERIES TRUST II, on behalf of MFS
                                   Emerging  Growth Fund, MFS Capital Growth
                                   Fund, MFS Gold & Natural  Resources
                                   Fund and MFS Intermediate Income Fund

                                   MFS SERIES TRUST III, on behalf of MFS High Income Fund and MFS Municipal High Income Fund

                                   MFS  SERIES TRUST IV, on behalf of MFS Money
                                   Market  Fund,  MFS Government Money Market
                                   Fund, MFS Municipal Bond Fund and MFS OTC
                                   Fund

                                   MFS SERIES TRUST V, on behalf of MFS Research Fund and MFS Total Return Fund

                                   MFS SERIES TRUST VI, on behalf of MFS
                                   Utilities Fund, MFS World Total Return Fund and MFS World Equity Fund

                                   MFS SERIES  TRUST VII,  on behalf of MFS
                                   Value Fund and MFS World Governments Fund

                                   MFS SERIES TRUST VIII, on behalf of MFS
                                   Strategic Income Fund and MFS World Growth
                                   Fund

                                   MFS  SERIES  TRUST IX, on behalf of MFS Bond
                                   Fund,  MFS  Limited Maturity Fund and MFS
                                   Municipal Limited Maturity Fund

                                   MFS SERIES TRUST X, on behalf of MFS
                                   Government  Mortgage  Fund, MFS/Foreign &
                                   Colonial Emerging Markets Equity Fund,  MFS/
                                   Foreign and Colonial International Growth and Income Fund and MFS/Foreign & Colonial International Growth Fund

                                   MFS MUNICIPAL  SERIES TRUST,  on behalf of
                                   MFS Alabama  Municipal Bond Fund,  MFS
                                   Arkansas Municipal Bond Fund, MFS California
                                   Municipal Bond Fund, MFS Florida Municipal
                                   Bond Fund, MFS Georgia Municipal  Bond Fund,
                                   MFS  Louisiana  Municipal  Bond Fund,  MFS
                                   Maryland  Municipal Bond Fund, MFS
                                   Massachusetts  Municipal Bond Fund, MFS
                                   Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Texas Municipal Bond Fund,
                                   MFS  Virginia  Municipal  Bond Fund,  MFS
                                   Washington Municipal  Bond Fund,  MFS West
                                   Virginia  Municipal Bond Fund and MFS
                                   Municipal Income Fund

                                   MFS SPECIAL VALUE TRUST

                                   MFS CHARTER INCOME TRUST

                                   MFS INTERMEDIATE INCOME TRUST

                                   MFS GOVERNMENT MARKETS INCOME TRUST

                                   MFS MUNICIPAL INCOME TRUST

                                   MFS VARIABLE INSURANCE TRUST, on behalf of MFS Emerging Growth Series, MFS Value Series, MFS Research Series, MFS Growth and
                                   Income Series, MFS Total Return Series, MFS
                                   Utilities Series, MFS High Income Series,
                                   MFS World Government  Series,  MFS Strategic
                                   Fixed Income Series, MFS Bond Series, MFS
                                   Limited Maturity Series and MFS Money Market
                                   Series

                                   MFS INSTITUTIONAL TRUST, on behalf of MFS
                                   Institutional Worldwide Fixed Income Fund,
                                   MFS Institutional Emerging Equities Fund, MFS Institutional Emerging Markets Fixed Income Fund, MFS Institutional Core Plus Fixed Income Fund, MFS Institutional
                                   Research Fund, MFS  Institutional  Mid-Cap
                                   Growth Equity Fund and MFS Institutional
                                   International Equity Fund

                                   MFS UNION  STANDARD  TRUST, on behalf of MFS
                                   Union Standard Equity Fund and MFS Union
                                   Standard Research Fund



                                   By: W. THOMAS LONDON
                                       W. Thomas London Treasurer

THE FIRST NATIONAL BANK            ABN AMRO BANK N.V. NEW YORK BRANCH
  OF BOSTON



By:      CAROL A. CLARK            By:     STELLA MILENO

Name:    Carol A. Clark            Name:   Stella Mileno

Title:   Managing Director         Title:  Group Vice President


                                   By:     VICTOR J. FENNON

                                   Name:   Victor J. Fennon

                                   Title:  Vice President

THE CHASE MANHATTAN BANK           STATE STREET BANK AND TRUST
                                     COMPANY



By:      ROGER A. PARKER           By:     R. THOMAS COFFEY

Name:    Roger A. Parker           Name:   R. Thomas Coffey

Title:   Vice President            Title:  Vice President



UNION BANK OF                      CITIBANK N.A.
  CALIFORNIA, N.A.



By:      DAVID C. HANTS            By:     YUSSUR ABRAN

Name:    David C. Hants            Name:   Yussur Abran

Title:   Vice President            Title:   Vice President



THE FIRST NATIONAL BANK
  OF BOSTON, as Agent



By:      CAROL A. CLARK

Name:    Carol A. Clark

Title:   Managing Director

                               EXHIBIT F


                      Banks; Addresses; Commitments


The First National Bank of Boston
Financial Institutions
100 Federal Street, 01-10-07
Boston, MA  02110
Telecopy No. (617) 434-1537
Attention:   Carol A. Clark
             Director

Commitment Amount:       $ 75,000,000
Commitment Percentage:   18.750%



ABN AMRO Bank N.V.
New York Branch
500 Park Avenue, 2nd Floor
New York, NY  10022
Telecopy No. (212) 446-4335
Attention:   John Kirk
             Vice President

Commitment Amount:       $ 75,000,000
Commitment Percentage:   18.750%



The Chase Manhattan Bank
Chase Securities, Inc.
270 Park Avenue
New York, NY  10017-2070
Telecopy No. (212) 270-5222
Attention:   David Cintron
             Vice President

Commitment Amount:       $ 75,000,000
Commitment Percentage:   18.750%

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171
Telecopy No.        (617) 537-5194
Attention:          David V. Cox
                    Vice President

Commitment Amount:  $ 62,500,000
Commitment Percentage:                      15.625%



Union Bank of California, N.A.
350 California Street, 11th Floor
San Francisco, CA  94104
Telecopy No.        (415) 705-7037
Attention:          David C. Hants
                    Vice President

Commitment Amount:  $ 62,500,000
Commitment Percentage:                      15.625%



Citibank N.A.
Citicorp Securities, Inc.
399 Park Avenue, 12th Floor
New York, NY  10043
Telecopy No.        (212) 371-6309
Attention:          Yussur A.F. Abrar
                    Vice President

Commitment Amount:  $ 50,000,000
Commitment Percentage:                      12.500%